Exhibit 5

                       [Letterhead of Hunton & Williams]


                                                             FILE NO.: 27789.271


                                December 13, 1999



United Dominion Realty Trusts, Inc.
10 South Sixth Street
Richmond, Virginia  23219-3802

                       Registration Statement on Form S-3
                      Relating to $616,058,554 Issue Amount
                            of Unallocated Securities
                            -------------------------

Ladies and Gentlemen:

         We have acted as counsel to United Dominion Realty Trusts, Inc., a Virginia corporation (the "Company"), in connection with the registration by the Company of an aggregate of $616,058,554 of its (i) unsecured debt securities ("Debt Securities"), (ii) shares of preferred stock, no par value ("Preferred Stock"), (iii) shares of common stock, par value $1.00 per share ("Common Stock"), and (iv) the rights attached to the Common Stock to purchase shares of the Series C Preferred Stock (the "Rights," together with the Debt Securities, Preferred Stock and Common Stock, the "Securities"), as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed on the date hereof with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended. The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

         Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia; and

         2. When (a) the terms of any class or series of the Securities have been authorized by appropriate corporate action of the Company and (b) the Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, and with respect to the Debt Securities, such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture, then (x) the Debt Securities will be validly authorized and issued and binding obligations of the Company and (y) the Preferred Stock, the Common Stock and the Rights will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement.

                                Very truly yours,

                              /s/ Hunton & Williams



00337/08128